                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Texfi Industries, Inc.        (Name of Registrant as Specified In Its Charter)
------------------------------

        Dane L. Vincent, Vice President of Finance, 5400 Glenwood Avenue
            Suite 215, Raleigh, North Carolina 27612, (919) 783-4736
        ----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

          ----------------------------------

    2)    Aggregate number of securities to which transaction applies:

          ----------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------

    4)    Proposed maximum aggregate value of transaction:

          ----------------------------------

    5)    Total Fee Paid:

          ----------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------

     3)   Filing Party:

          ----------------------------------


     4)   Date Filed:

          ----------------------------------

                              (Logo appears here)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         Notice is hereby given that the Annual Meeting of Stockholders of Texfi Industries, Inc. (the "Company") will be held at The Cardinal Club, 150 Fayetteville Street, Suite 2800, Raleigh, North Carolina on March 11, 1997, at 10:30 a.m., for the following purposes:

         (1) To elect two Class I nominees to the Board of Directors, each to serve a three-year term until the 2000 Annual Meeting of Stockholders, and to elect one Class II nominee to the Board of Directors to serve a one-year term until the 1998 Annual Meeting of Stockholders;

         (2) To consider approval of the Amended and Restated Nonqualified Stock Option Plan;

         (3) To consider approval of an amendment to the Executive Stock Purchase Plan;

         (4) To consider ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 1997;

         (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on January 13, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         Your attention is directed to the accompanying Proxy Statement.

                                            By Order of the Board of Directors

                                            (Signature of Braxton Schell)
                                            Braxton Schell
                                            Secretary



Raleigh, North Carolina
January 31, 1997

                             TEXFI INDUSTRIES, INC.
                         5400 GLENWOOD AVENUE, SUITE 215
                          RALEIGH, NORTH CAROLINA 27612


                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Texfi Industries, Inc. (the "Company") for the Annual Meeting of Stockholders to be held at The Cardinal Club, 150 Fayetteville Street, Suite 2800, Raleigh, North Carolina on March 11, 1997, at 10:30 a.m. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was January 31, 1997.

         Any stockholder who executes and returns the accompanying proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending and voting in person. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

         Only stockholders of record at the close of business as of January 13, 1997 will be entitled to notice of and to vote at the Annual Meeting of Stockholders. On such date, the Company had 8,735,491 outstanding shares of Common Stock, par value $1.00 per share; there are no other voting securities. Each share is entitled to one vote.

                              SECURITY OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than five percent of the Company's outstanding stock:

Name and Address                            Amount and Nature of                        Percent
of Beneficial Owner                         Beneficial Ownership                        of Class

Chadbourne Corporation (1)                  2,043,700 (2)                               21.9
1430 Broadway, 13th Floor
New York, N. Y. 10018

L. Terrell Sovey, Jr.                       719,855 (3)                                 8.1
367 South Pine Street
Spartanburg, SC  29302


                                        2




Name of and Address                         Amount and Nature of                       Percent
of Beneficial Owner                         Beneficial Ownership                       of Class

Dimensional Funds                           538,900 (4)                                 6.2
  Advisors Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

(1) According to information supplied to the Company by Chadbourne Corporation ("Chadbourne"), Halton House Ltd. c/o Coutts & Co. (Bahamas) Ltd., P. O. Box N7788, West Bay Street, Nassau, Bahamas ("Halton Ltd.") owns all of the outstanding capital stock of Chadbourne. The Halton Declaration of Trust ("Halton Trust") owns beneficially ninety percent (90%) of the outstanding capital stock of Halton Ltd. The trustee of Halton Trust is Coutts & Co. (Bahamas) Ltd. All powers with respect to investment or voting of securities beneficially owned by Halton Trust are exercisable by Bahamas Protectors, Ltd., protector under the constituent instruments of Halton Trust. The business address of Bahamas Protectors, Ltd. is Charlotte House, Charlotte Street, P.O. Box N-341, Nassau, Bahamas. Richard L. Kramer, Chairman of the Board of Directors of the Company, and William L. Remley, Vice Chairman of the Board of Directors and Chief Executive Officer of the Company, are directors and executive officers of Chadbourne and of Halton Ltd. Mentmore Holdings Corporation provides management services to companies in which Chadbourne is invested. Messrs. Remley and Kramer are principals in Mentmore Holdings Corporation.

(2) Ownership as of January 10, 1997, according to information supplied by Chadbourne, includes 600,000 shares of Common Stock that Chadbourne has the right to purchase under presently exercisable stock options granted pursuant to a Stock Option Purchase Agreement dated May 24, 1994 between Chadbourne and the Company. Chadbourne's beneficial ownership has been calculated by treating these shares as outstanding shares of the Company's Common Stock.

(3) Ownership as of December 31, 1996, according to information supplied by Mr. Sovey, includes (i) 149,476 shares of Common Stock that may be acquired upon conversion of $1,000,000 principal amount of the 11 1/4% Senior Subordinated Debentures due 1997 (the "11 1/4% Debentures"), which are convertible at a price of $6.69 per share; (ii) 18,900 shares held in retirement plans over which Mr. Sovey has investment authority but in which he otherwise has no beneficial interest (iii) 41,000 shares of Common Stock over which Mr. Sovey has control as attorney-in-fact pursuant to a revocable power of attorney and (iv) 24,000 shares held by his mother's estate for which he is executor. Mr. Sovey has sole voting and investment power over all of the shares beneficially owned with the exception of the 41,000 shares described above over which he has shared voting and investment power. Mr. Sovey's percentage of beneficial ownership has been calculated by treating as outstanding the amount of the Company's Common Stock that Mr. Sovey indicated that he has the right to acquire through conversion of the 11 1/4% Debentures.

(4) Ownership as of September 30, 1996 according to information supplied to the Company by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional has indicated that (i) the shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, (ii) Dimensional serves as investment manager to all of the above entities,
        (iii) Dimensional may be deemed to exercise sole voting power as to 362,200 shares and sole dispositive power as to 538,900 shares and (iv) Dimensional disclaims beneficial ownership of all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 13, 1997.


Name of Director,                           Amount and Nature of                        Percent
Nominee or Executive Officer                Beneficial Ownership (1)                    of Class
------------------------------------------------------------------------------------------------
Richard L. Kramer                                    -0-    (2)(3)                        *
William L. Remley                                    106,471(2)(3)(4)                     *
John D. Mazzuto                                      -0-    (2)                           *
William D. Goldston, Jr.                             15,000 (2)                           *
John S. Rainey                                       53,850 (2)(6)                        *
Braxton Schell                                       27,064 (2)(7)                        *
Andrew J. Parise, Jr.                                120,491 (8)                           1.4
Gerald A. Rubinfeld                                  1,400   (5)                          *
Gene Pease                                           -0-                                  *
Richard C. Hoffman                                   -0-                                  *
Joel J. Karp                                         -0-                                  *

All Directors, Nominees and
Executive Officers as a Group (14 Persons)           360,941 (2)(9)                       4.1
        *Represents less than 1%.

 (1) Unless otherwise indicated, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.

(2) Does not include shares allocated pursuant to the Directors' Deferred Stock Compensation Plan as to which participants have no rights as stockholders. See "Director Compensation."

(3) Mr. Remley and Mr. Kramer are principals in Mentmore Holdings Corporation, which provides management services to companies in which Chadbourne Corporation is invested. Chadbourne Corporation beneficially owns 2,043,700 shares (21.9%). Messrs. Remley and Kramer are also directors and executive officers of Chadbourne. See "Security Ownership of Certain Beneficial Owners."

(4) Includes 75,000 shares of Common Stock that Mr. Remley has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be deemed to be beneficially owned by him.

(5) Does not include shares which Mr. Rubinfeld may have the right to purchase subsequent to January 13, 1997 pursuant to the Company's Executive Stock Purchase Plan. See "Executive Compensation -- Compensation and Stock Option Committee Report of Executive Compensation."

(6) Includes 51,335 shares held in a retirement plan of which Mr. Rainey is a co-trustee and principal beneficiary.

(7) Includes 10,864 shares of Common Stock that Mr. Schell has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be deemed to be beneficially owned by him.

(8) Includes 41,300 shares of Common Stock that Mr. Parise has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be deemed to be beneficially owned by him.

(9) Includes (i) 127,164 shares that officers and directors have the right to purchase under presently exercisable stock options granted to them by the Company, which shares may be deemed to be beneficially owned by said persons. The percentage of beneficial ownership treats as outstanding the amount of the Company's Common Stock that directors and officers have a right to acquire through the presently exercisable stock options.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

        Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock, as well any changes in that ownership, to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during fiscal year 1996 to file such reports in a timely fashion. All of these filing requirements were satisfied by its directors, officers and 10 percent stockholders, except that John Rainey inadvertently failed to report a transaction in November in which a trust of which he is trustee sold 4,000 shares of stock. In making this statement, the Company has relied on the written representations of its directors, officers and 10 percent stockholders and copies of the reports that they have filed with the Commission.

                              ELECTION OF DIRECTORS

        The Certificate of Incorporation of the Company currently provides that the number of directors shall be not less than six nor more than fifteen, as established from time to time by the Board of Directors of the Company. The Board of Directors has determined that, effective as of the time of the 1997 Annual Meeting of Stockholders, the number of directors will be six. The Certificate of Incorporation also provides for a classified Board of Directors of three classes, as nearly equal in number as possible, with one class of directors to be elected at each annual meeting for a term of three years.

        In accordance with the classification of the Board, the members of Class I of the Board of Directors (the "Class I Directors") are to be elected at this Annual Meeting to serve three-year terms until the annual meeting of stockholders in 2000. The Board of Directors has nominated William L. Remley for reelection and Richard C. Hoffman for election by the stockholders as the members of Class I of the Board of Directors. Braxton Schell, who will complete a three-year term at the 1997 Annual Meeting of Stockholders, is retiring from the Board.

        William D. Goldston, Jr. and John S. Rainey, members of Class II of the Board of Directors, have resigned as directors, effective as of the time of the 1997 Annual Meeting of Stockholders. The Board of Directors has nominated Joel
J. Karp for election by the stockholders to fill one of the vacancies in Class II so created and to serve until the 1998 Annual Meeting of Stockholders. The remaining vacancy will be eliminated by a reduction in the number of directors from seven to six.

        A plurality of the shares of Common Stock of the Company voted at the meeting is required to elect the nominated individuals to Class I and Class II of the Board of Directors. Broker nonvotes do not have the effect of a vote against the nominees.

         The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the three nominees named below, except as otherwise specified by the proxy. In the event that any of the nominees should not be available to serve for any reason, the proxy holders may vote for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve as a member of the Board of Directors.

         The Board of Directors will consider qualified candidates recommended by stockholders for nomination to the Board. In order for a candidate recommended by a stockholder to be considered as a nominee at the next annual meeting, the name of such candidate, together with a written description of the candidate's qualifications, must be received at the Company's principal executive offices on or before October 3, 1997.

        The following information is furnished with respect to the nominees and the directors continuing in office:

                                CLASS I DIRECTORS
         - NOMINEES FOR ELECTION FOR THREE-YEAR TERMS EXPIRING WITH THE
                             ANNUAL MEETING IN 2000


                             Principal Occupation                                                          Director
Name, Age                    For Past Five Years                                                           Since
William L. Remley            Chief Executive Officer and Vice Chairman of the Board                       1994
        46                   (1994-present); President, Mentmore Holdings Corporation
                             (corporate acquisitions and management) (1989-present);
                             President, CPT Holdings, Inc. (steel manufacturing) (1992-
                             present); President, Sunderland Industrial Holdings Corp.
                             (plastics manufacturing) (1989-present); Director, Republic
                             Properties Corporation (real estate development) (1992-present);
                             President, Weldotron Corporation (machinery manufacturing)
                             (1994-present).

Richard C. Hoffman       President and Principal, Richard C. Hoffman, P.C., Attorney-                     -------
        49                   at-Law, Dallas, Texas and Greenwich, Connecticut (1993-
                             present); President and Director, InterUrban Management, Inc.
                             (real estate) (1991-present); Partner and Member of the
                             Management Committee, Rubinstein & Perry, Attorneys-at-
                             Law, Dallas, Texas (1988-1993); Director, Weldotron Corporation
                             (machinery manufacturing) (1994-present); Director, Orion
                             Acquisition Corp. II (1996-present).


                                CLASS II DIRECTOR
           -NOMINEE FOR ELECTION FOR A ONE-YEAR TERM EXPIRING WITH THE
                             ANNUAL MEETING IN 1998

                             Principal Occupation                                                          Director
Name, Age                    For Past Five Years                                                           Since

Joel J. Karp                 Senior Tax Partner and President, Karp & Genauer, P.A.,                      -------
        57                   Attorneys-at-Law, Coral Gables, Florida (1994-present);
                             Senior Tax Partner and Director, Paul, Landy,
                             Beiley & Harper, P.A., Attorneys-at-Law, Miami,
                             Florida (1987-1994).

                                        7




                                CLASS II DIRECTOR
             -CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 1998

                             Principal Occupation                                                          Director
Name, Age                    For Past Five Years                                                           Since
Andrew J. Parise, Jr.        President and Chief Operating Officer (1994-present);                      1995
        49                   President, Finished Fabrics Division (1992-1994);
                             Executive Vice President, Texfi Blends Division
                             (1990-1992).

                               CLASS III DIRECTORS
             - CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 1999

                             Principal Occupation                                                          Director
Name, Age                    For Past Five Years                                                           Since

Richard L. Kramer            Chairman of the Board (1994-present); Chairman,                              1994
        47                   Mentmore Holdings Corporation (corporate acquisitions
                             and management) (1989-present); Chairman, Sunderland
                             Industrial Holdings Corp. (plastics manufacturing) (1989-
                             present); Chairman, Republic Properties Corporation (real
                             estate development) (1989-present); Chairman, CPT Holdings,
                             Inc. (steel manufacturing) (1992-present); Chairman,
                             Weldotron Corporation (machinery manufacturing)
                             (1994-present).

John D. Mazzuto              Private Investor and Consultant (1991-present); Director,                    1994
        48                   Weldotron Corporation (machinery manufacturing) (1994-
                             present); Director, CPT Holdings (steel manufacturing) (1993-
                             present); Director of First Chesapeake Financial Corporation
                             (1996-present).


 Directors Meetings and Committees

        During the fiscal year ended November 1, 1996, the Board of Directors held a total of nine regular and special meetings, including telephone conference meetings. Each director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he served. The Board of Directors of the Company has a standing Executive Committee, Audit Committee, Compensation and Stock Option Committee and Nominating Committee.

        The Audit Committee confers with the Company's independent auditors and reviews both the scope of the auditing of the Company's books and accounts and the reports submitted by the auditors thereafter. The Committee also reviews, with the independent auditors and appropriate

Company personnel, procedures and methods employed in connection with the Company's management policies relating to internal controls. Reports are made by the Committee to the Board from time to time. The Audit Committee met four times during fiscal year 1996. Its members are Messrs. Rainey (Chairman), Kramer and Goldston.

        The Executive Committee may exercise the authority of the Board of Directors in the management and business affairs of the Company in the interim periods between regular and special meetings of the full Board; except that the Executive Committee may not amend the Company's Certificate of Incorporation; adopt an agreement of merger or consolidation; recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property or assets; recommend to stockholders a dissolution of the Company or a revocation of a dissolution; amend the bylaws of the Company; declare a dividend; authorize the issuance of stock; fill vacancies on the Board of Directors or any of its committees; authorize or approve the reacquisition of shares of capital stock of the Company, except according to a formula or method prescribed by the Board of Directors; approve or propose to stockholders action that the General Corporation Law of Delaware requires be approved by stockholders; change the principal corporate office of the Company; appoint or remove officers of the Company; or fix the compensation of directors. The Executive Committee met five times during fiscal 1996. Its members are Messrs. Remley (Chairman), Mazzuto, and Goldston.

         The Nominating Committee makes recommendations to the Board with respect to candidates for membership on the Board. Its members are Messrs. Mazzuto and Parise.

        For information about the Compensation and Stock Option Committee see "Compensation and Stock Option Committee Report on Executive Compensation."

                             EXECUTIVE COMPENSATION

         The following information relates to all compensation awarded to, earned by or paid pursuant to a plan or otherwise, to (i) the Chief Executive Officer of the Company (the "CEO"), and (ii) all executive officers, other than the CEO, who were serving as executive officers of the Company on November 1, 1996 and whose compensation for the fiscal year ended November 1, 1996 exceeded $100,000. The above-referenced persons are referred to herein as the Named Executive Officers.

        The following information does not reflect any compensation earned by the Named Executive Officers subsequent to November 1, 1996, unless otherwise indicated. Any such compensation earned and paid to the Named Executive Officers during fiscal 1997 will be recorded in the proxy statement for the Company's 1998 Annual Meeting of Stockholders, unless such compensation is required to be reported previously.

Summary Compensation Table

        The following table sets forth for the Named Executive Officers for each of the last three fiscal years annual compensation amounts as indicated by the applicable table headings. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus.




                                                                                  Long Term Compensation
                                                                          --------------------------------------
                                           Annual Compensation                      Awards             Payouts
--------------------     --------- ----------------------------------------  --------------------------- ----------
        (a)                 (b)        (c)         (d)            (e)            (f)           (g)          (h)            (i)
                                                                                         Securities
                                                              Other        Restricted    Underlying                     All
                                                             Annual          Stock        Options/       LTIP          Other
      Name and            Fiscal     Salary       Bonus      Compensation      Award(s)        SARs       Payouts     Compensation
 Principal Position        Year        ($)        ($)(1)        ($)(2)           ($)           (#)          ($)          ($)(3)
--------------------     --------- -----------  ----------  ---------------  ------------ -------------- ----------  ---------------
William L. Remley        1996     $350,000        -       13,297            -           -          -           -
Chief Executive Officer  1995      256,250   262,500           -            -     150,000          -           -
                         1994            -         -           -            -           -          -           -

Andrew J. Parise, Jr.    1996      300,000         -      11,348            -           -          -         150
President, Chief         1995      300,000   225,000           -            -      75,000          -         150
Operating Officer        1994      195,000    28,412           -            -           -          -         150

Gene A. Pease            1996      130,001         -           -            -      10,000          -           -
Division President       1995            -         -           -            -           -          -           -
                         1994            -         -           -            -           -          -           -

Gerald A. Rubinfeld      1996      180,000    72,000         592            -      14,000          -         150
Division President       1995      170,000    72,250           -            -           -          -         150
                         1994      140,000    29,750           -            -           -          -         150



(1) Annual incentive compensation paid pursuant to the Company's Performance Incentive Plan. See "Compensation and Stock Option Committee Report of Executive Compensation."

(2) Represents the dollar value of the difference between the price paid for Common Stock of the Company pursuant to the Company's Executive Stock Purchase Plan and the fair market value of the Common Stock on the date of purchase. See "Proposal to Approve Amendment to 1990 Executive Stock Purchase Plan."

(3) Represents the Company's matching contributions to the Company's 401(k) Retirement and Savings Plan.

Stock Options

         The following table provides details regarding stock options granted to the Named Executive Officers during fiscal year 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR (1)



                                                                                         Potential Realizable Value at
                                                                                            Assumed Annual Rates of
                                                                                            Stock Appreciation for
                                                                                              Option Term (2)
 (a)                           (b)              (c)          (d)              (e)               (f)     (g)
                          Number of       % of Total
                         Securities         Options        Exercise
                         Underlying       Granted to        or Base
                           Options       Employees in        Price         Expiration      5%($)       10%($)
Name                       Granted        Fiscal Year      ($/share)          Date
Gerald A. Rubinfeld        14,000          23.33              3.25         6-5-2001      10,360        26,670

Gene A.  Pease             10,000          16.67              3.25         6-5-2001       7,400        19,050


(1) Nonqualified stock options granted under the Company's 1987 Stock Option Plan. One-quarter of the options become exercisable on June 5, 1997, one-quarter will become exercisable on June 5, 1998, one-quarter will become exercisable on June 5, 1999 and the remainder will become exercisable on June 5, 2000.

(2) As required by Securities and Exchange Commission, the amounts shown assume a 5% and 10% annual rate of appreciation on the market price of the Company's Common Stock from the date of grant throughout a five-year option term. The market price of the Company's Common Stock on June 5, 1996, the date of grant for all options shown, was $3.125. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The actual value of the stock options to the Named Executive Officers and all optionees as a group will depend on the future price of the Company's Common Stock.

         The following table shows the number of shares subject to unexercised options held by the Named Executive Officers as of fiscal year-end. The table divides such unexercised options into those which were exercisable as of fiscal year-end and those which were not. At the end of fiscal 1996, none of these options were "in-the-money" options, which are options with a positive spread between the fiscal year-end market price of the underlying Common Stock and the exercise price of such stock options. On November 1, 1996, the end of the fiscal year, the closing sales price of the Common Stock was $2.625 per share. No options were exercised by the Named Executive Officers during fiscal 1996.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE




                                         Number of Securities Underlying
                                     Unexercised Options at Fiscal Year-End (#)

Name                                   Exercisable                Unexercisable
William L. Remley                        75,000                     75,000

Andrew J. Parise, Jr.                    52,350                     38,450

Gerald A. Rubinfeld                           0                     14,000

Gene A. Pease                                 0                     10,000



Director Compensation

         Each director who is not also a full-time employee of the Company receives an annual director's fee of $15,000. In addition, each such director receives a meeting fee of $500 for each meeting of the Board of Directors and of any committee thereof that he attends. Directors who are full-time employees receive no additional compensation for serving as directors or as committee members.

         Effective July 14, 1989, the Company adopted the Directors' Deferred Stock Compensation Plan, which permits directors of the Company who are not full-time employees to defer receipt of directors' fees and to receive such fees in the form of Common Stock after termination of their service as directors. On the first business day of each quarter, directors' fees for the previous quarter are credited to each participant's account as shares of Common Stock based upon the market value of the Common Stock on that day. A distribution of the Common Stock based on the number of shares credited to the participant's account will be made to the participant or his beneficiary upon his ceasing to be a director. Until such distribution, a participant has no rights as a stockholder with respect to shares credited to his account. Messrs. Goldston, Kramer, Mazzuto, Rainey and Schell are currently the directors eligible to participate under the plan and have elected to do so. Allocations in the aggregate of 106,792 shares have been made under the plan. Board members have received aggregate allocations as follows: Mr. Goldston, 26,965 shares; Mr. Kramer, 11,818 shares; Mr. Mazzuto, 12,305 shares; Mr. Rainey, 28,131 shares, Mr. Remley, 1,989 shares and Mr. Schell, 25,584 shares.

Compensation and Stock Option Committee Report of Executive Compensation

         The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of nonemployee directors. The Committee's purpose is to review and make recommendations to the Board concerning the base salary of the Chief Executive Officer and to review and approve the recommendations of the Chief Executive Officer concerning the salaries of other corporate and divisional executives. The Committee also reviews and recommends Board action on all forms of nonsalary executive compensation and administers the Company's stock-based incentive plans pursuant to the terms of the respective plans. It is the responsibility of the Committee to review continuously the general compensation philosophy of the Company, the elements of its compensation program, the specifics of each element, the goals and measurements used in the program and the results of the program as compared to the philosophy.

         The members of the Committee are John D. Mazzuto, Chairman, and William
D. Goldston, Jr. The Committee met three times during fiscal year 1996.

         Overall Compensation Philosophy.

         In June 1994, the Board appointed a compensation committee of Messrs. Mazzuto and Goldston. The Committee recognized that management would be responsible for developing and pursuing new strategies that would improve the operating performance and financial condition of the Company in fiscal 1995 and thereafter. When considering the steps necessary to return the Company to profitability, the Committee paid particular attention to the difficulties anticipated in growing the Company's core business while at the same time disposing of those assets it no longer considered desirable. The Company adopted and pursued a strategic program the successful execution of which required highly talented and motivated individuals. Accordingly, the Committee began reanalyzing the Company's compensation policies with its ultimate objectives being to attract and retain the best possible executive talent and to motivate each executive to achieve both the goals inherent in the Company's business strategy and results that the Company's stockholders view as positive.

         Base Salaries.

         The Committee authorized an employment contract with Mr. Remley, effective as of April 1, 1995, pursuant to which Mr. Remley agreed to serve as CEO for a term of two years at a base salary of $350,000, $200,000 of which would be paid directly to Mentmore Holdings Corporation as consulting fees. Based upon the advice of a consultant, Mr. Remley's base salary was set at approximately the 50th percentile of a marketplace of over 400 public companies (the "Marketplace") using an evaluation system that gave consideration to the revenue differences among such companies.

         Following an evaluation of Mr. Parise in 1994 and in view of his new responsibilities as President and Chief Operating Officer ("COO") in developing and implementing new strategies for the Company, the Committee approved a three-year employment agreement with Mr. Parise commencing on November 1, 1994 that provided for a base salary of $300,000 per year. The base salaries of other executive officers named in the Summary Compensation Table were established as recommended by the CEO.

         Annual Incentive Compensation. The Committee emphasizes performance-based elements of executive compensation. During fiscal 1996, the Company had in place a performance incentive plan for 16 senior management employees, including corporate level executives and division level executives (the "Senior Management Plan"). The Company also had for fiscal 1996 a performance incentive plan for 69 division level management and supervisory salaried employees who are not covered by the Senior Management Plan (the "Key Employee Plan"). The performance incentive plans provide participants with the opportunity to receive bonuses based on operating earnings and sales goals for the Company and its divisions. Under the Senior Management Plan, the bonuses of corporate level executives are based 100% on the performance of the overall Company and the bonuses of division level executives are based 33% on overall Company results and 67% on division results. The bonuses of all other participants in either performance incentive plan are based 100% on the performance of their division. Under the Senior Management Plan, corporate level executives were eligible to receive cash bonuses for fiscal 1996 of up to 75% of their base salaries and division level executives were eligible to receive cash bonuses of up to 60% of their base salaries. The size of the potential bonuses was set to provide the executives with the opportunity, if the Company achieved its highest targeted increase in operating earnings, to earn total annual cash compensation of approximately the 75th percentile of the compensation of comparable executives in the Marketplace. The only bonuses paid under either the Senior Management Plan or the Key Employee Plan during fiscal 1996 were to executives and management and supervisory salaried employees from the Company's Blends Division.

         Long-Term Incentive Compensation. A principal long-term goal of the Company is to increase the market value of its common stock. To this end, the Committee strives to establish effective ways to provide long-term incentive compensation for executives and link the interests of key employees with those of stockholders through stock-based incentives.

          Stock options covering an aggregate of 60,000 shares of Common Stock were granted to several key corporate and divisional level management employees during fiscal 1996. The grants were established in order to provide the executives with an opportunity to increase their equity stake in the Company. These options were granted at prices significantly higher than the then current fair market value of the Common Stock. The structure of these options was established to emphasize the importance of increasing the market value of the stock, inasmuch as the options will have value only to the extent the market value of the Common Stock increases over the exercise price granted.

         The Company also maintains an Executive Stock Purchase Plan under which an employee, who receives a cash bonus under the Company's annual performance incentive plans, has the option to invest up to 50% of his bonus in the Common Stock of the Company for a price equal to 85% of the fair market value of the stock. This plan is designed to encourage employees to use their annual incentive compensation payments to increase their long-term incentives through additional equity ownership in the Company.

                     Compensation and Stock Option Committee

                            John D. Mazzuto, Chairman
                               W. D. Goldston, Jr.

Performance Graph.

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index developed by Ernst & Young LLP, assuming reinvestment of dividends.

         The Peer Group index has been constructed by calculating the cumulative total return of the common stock of the following companies: Concord Fabrics Inc., Delta Woodside Industries Inc., Johnston Industries Inc., Springs Industries Inc., Texfi Industries, Inc. and Thomaston Mills Inc. United Merchants and Manufacturers Inc. filed for Chapter 11 and was delisted from the New York Stock Exchange effective February 28, 1996. As a result, it was not included in the Peer Group Index as it had been in prior years.

  Comparison of Five Year Cumulative Total Return* for Texfi Industries, Inc.,
                      S&P 500 and Customized Peer Indices

(Performance Graph appears here with the following plot points.)

                        Oct-91    Oct-92   Oct-93    Oct-94    Oct-95    Oct-96
Texfi Industries, Inc.  $100.00   $128.10  $ 84.62   $ 58.97   $ 51.28   $ 51.28
S&P 500 Index           $100.00   $109.97  $126.42   $131.31   $166.03   $206.04
Customized Peer Group   $100.00   $ 96.23  $107.45   $109.08   $103.24   $107.48


*Assumes that the value of the investment in Texfi Industries, Inc. common stock and each index was $100 on October 31, 1991 and that all dividends were reinvested.

Employment and Other Related Agreements

         Effective April 1, 1995, the Company and Mr. Remley entered into an employment agreement with a two-year term under which Mr. Remley serves as Vice Chairman of the Board and Chief Executive Officer and receives a base salary payable at the annual rate of $350,000, $200,000 of which is paid directly to Mentmore Holdings Corporation as a consulting fee. Effective November 1, 1994, the Company and Mr. Parise entered into an employment agreement with a term of three years under which Mr. Parise serves as President and Chief Operating Officer and receives a base salary of $300,000 per year. Each of the employment agreements provides that the officer is entitled to participate in the Company's annual incentive bonus plan and other comparable benefit programs provided to senior executive officers. Each agreement may be terminated by the Company with or without cause or upon the employee's death or disability or voluntarily by the employee upon 60 days notice. If the employee is terminated without cause, then he is entitled to (i) his base salary for the greater of a six-month period from termination or the remaining term of his employment agreement and (ii) any amounts due under the Company's annual incentive plans. Mr. Parise also is entitled to such payments in the event he voluntarily terminates his employment due to a substantial change in duties. In addition, following any termination of employment that entitles Mr. Remley or Mr. Parise to the foregoing payments, all outstanding and unexpired stock options that are held by the terminated officer that are not then exercisable become exercisable for a period of 60 days.

         Effective January 1, 1997, the Company entered into employment agreements with two additional executive officers, Mr. Rubinfeld and Mr. Pease. The term of each such employment agreement is three years, and each provides for a base salary of $200,000. Pursuant to their respective agreements, Mr. Rubinfeld will serve as President of the Company's Blends Division and Mr. Pease will serve as President of the Company's Kingstree Marketing Division. Each of the employment agreements provides that the officer is entitled to participate in the Company's annual incentive bonus plan and other comparable benefit programs provided to senior executive officers. Each agreement may be terminated by the Company with or without cause or upon the employee's death or disability or voluntarily by the employee upon 60 days notice. If the employee is terminated without cause, then he is entitled to (i) his base salary for the greater of a six-month period from termination or the remaining term of his employment agreement and (ii) any amounts due under the Company's annual incentive plans. In addition, following any termination of employment that entitles Mr. Rubinfeld or Mr. Pease to the foregoing payments, all outstanding and unexpired stock options that are held by the terminated officer that are not then exercisable become exercisable for a period of 60 days.

                               PROPOSAL TO APPROVE
               AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN

         On December 16, 1987, the Board of Directors of the Company adopted the 1987 Nonqualified Stock Option Plan for certain key employees, including officers, of the Company (the "Nonqualified Stock Option Plan" or the "Plan"). On March 3, 1988, the stockholders approved the Plan. The Plan was amended in 1991 and 1993 to increase the number of shares available for the grant of options thereunder. On January 16, 1997, the Board of Directors approved, subject to stockholder approval, the Amended and Restated Nonqualified Stock Option Plan (the "Amended Nonqualified Stock Option Plan" or the "Amended Plan").

DESCRIPTION OF AMENDED PLAN

         The purpose of the Amended Nonqualified Stock Option Plan is to provide an opportunity for key employees of the Company or any majority-owned subsidiary thereof to purchase Common Stock of the Company, thereby advancing the interests of the Company by providing key employees to whom options are granted with additional incentive to contribute to the success of the Company and to continue in the employ of the Company or a majority-owned subsidiary thereof.

         The Amended Nonqualified Stock Option Plan authorizes the grant of options to purchase up to 1,100,000 shares of Common Stock of the Company, of which 311,664 shares are currently subject to outstanding options, 244,901 shares have already been purchased pursuant to the exercise of options and 543,435 shares remain available to be optioned. Under the Amended Plan, no single person may receive grants that, in the aggregate, exceed 275,000 shares of Common Stock over the 15-year life of the Amended Plan. The Amended Plan expires on December 15, 2002.

         The Amended Nonqualified Stock Option Plan is administered by the Compensation and Stock Option Committee (the "Committee"). The Committee consists of two or more members appointed by the Board of Directors, each of whom must qualify as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1996, as amended (the "Code"), and as a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The members of the Committee are John D. Mazzuto, Chairman, and William D. Goldston, Jr. The Committee has the power to grant options, interpret the Amended Plan, and make regulations for carrying out its purposes. The decisions of the Committee on such matters are final and conclusive.

         The exercise price for each option granted under the Amended Nonqualified Stock Option Plan is determined by the Committee, but in no event shall such price be less than 100% of the fair market value of the Common Stock of the Company on the date the option is granted. As of January 23, 1997, the closing price of the Common Stock on the New York Stock

Exchange was $3.125 per share. Payment for shares purchased under the Amended Plan may be in cash, by certified check or by surrender of shares of Common Stock of the Company. The number of shares subject to options and the option exercise price may be adjusted by the Committee in the event of a stock dividend, stock split-up or combination of shares, a recapitalization or merger in which the Company is the surviving corporation or some other similar capital change. In the case of a consolidation or merger in which the Company is not the surviving corporation, or a merger in which the stockholders exchange their stock in the Company for stock of another corporation or upon liquidation of the Company or upon approval of a tender offer by the Board of Directors, all options will terminate, but the Committee may in its discretion permit outstanding options to be exercised prior to the effective date of such transaction or may arrange to have the surviving corporation grant new options to option holders.

         Unless otherwise provided in the applicable option agreement, an option granted under the Amended Nonqualified Stock Option Plan may be exercised beginning one year after the date of grant in an amount up to 25% of the total number of shares subject to the option and an additional 25% shall become exercisable on each anniversary of the date of grant thereafter until all shares subject to the option shall be exercisable. Unless otherwise provided in an applicable option agreement, all options granted under the Nonqualified Stock Option Plan expire upon termination of the employment of the option holder for any reason other than death or retirement with the consent of the Company, except that if termination occurs more than four years after grant of the option, the option may be exercised within thirty days after termination unless termination was for cause (as defined in the Amended Plan). Options may be exercised within 12 months after the death of an option holder and within 90 days after the retirement of the option holder, if such retirement is with the consent of the Company. All options shall expire as provided in the applicable option agreement, but in no event shall such date be later than the tenth anniversary of the date of grant.

         The Amended Nonqualified Stock Option Plan may be amended by the Board of Directors, except that no amendment shall become effective without the approval of the stockholders of the Company if the amendment would (i) increase the maximum number of shares subject to options granted under the Amended Plan,
(ii) reduce the minimum exercise price of options, (iii) extend the time within which options may be exercised, or (iv) change the designation of the persons eligible to be granted options.

PLAN PARTICIPATION

         Those persons eligible to participate in the Amended Nonqualified Stock Option Plan are key employees, including officers who are key employees, of the Company. There are approximately fifteen key employees of the Company and its subsidiaries who are eligible to participate in the Amended Plan. The number of options to be granted under the Amended Plan during fiscal 1997 is within the discretion of the Committee and is not determinable as of the date hereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Options granted under the Amended Nonqualified Stock Option Plan do not qualify as incentive stock options under the Code. Subject to stockholder approval of the Amended Plan, such options are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code such that any federal income tax deduction available to the Company upon the exercise of such options will not be limited by Section 162(m).

         An optionee does not receive taxable income, and the Company does not receive a deduction, by reason of grant of an option. Generally, on the date an option is exercised, the optionee will be deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock of the Company on the exercise date exceeds the option exercise price. At that time, the Company should receive a deduction in the same amount.

PURPOSE OF AMENDMENTS; EFFECT OF NONAPPROVAL

         The Amended Nonqualified Stock Option Plan amends the Nonqualified Stock Option Plan in the following ways. First, the Amended Plan extends the expiration date of the Plan by five years, from December 15, 1997 to December 15, 2002. Second, the economic benefit realized upon exercise of options granted under the Amended Plan is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Section 162(m) limits to $1,000,000 per year the amount that may be deducted by the Company for compensation, other than performance-based compensation, paid to any covered employee, as defined therein. The amendments made to comply with Section 162(m) of the Code vest all discretion in the interpretation of the Amended Plan in the Committee and establish the maximum number of shares of Common Stock of the Company which may be purchased by any person pursuant to options granted under the Amended Plan. The amendments change neither the criteria for determining whether options may be granted nor the specific terms of individual options, which determinations are in the discretion of the Committee.

         The stockholders are being asked to approve the Amended Nonqualified Stock Option Plan in order to extend the expiration date of the existing Plan and to qualify compensation paid thereunder as performance-based compensation within the meaning of Section 162(m) of the Code. If approved by the stockholders, the Amended Plan will be effective through December 15, 2002, and it is intended that the economic benefit realized upon exercise of options granted pursuant to the Amended Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code such that any federal income tax deduction available to the Company upon the exercise of such options will not be limited by Section 162(m). If the stockholders do not approve the Amended Plan, the existing Plan will expire on December 15, 1997, and the economic benefit realized upon exercise of options granted after the meeting date will not qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

VOTE REQUIRED

         Approval of the Amended Nonqualified Stock Option Plan will require approval by the affirmative vote of a majority of the shares of the Company's Common Stock, present in person or by proxy, voted at the meeting. Abstentions and broker nonvotes will be counted as votes against approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN.


                                         PROPOSAL TO APPROVE AMENDMENT TO
                                        1990 EXECUTIVE STOCK PURCHASE PLAN

         On January 9, 1990, the Board of Directors of the Company adopted, and on March 13, 1990 the stockholders approved, the 1990 Executive Stock Purchase Plan (the "Executive Stock Purchase Plan" or the "Plan"), which Plan authorized the issuance of 300,000 shares thereunder. Currently, 198,236 shares have been issued under the Plan. On January 16, 1997, the Board of Directors approved, subject to stockholder approval, an amendment to the Plan to authorize the issuance of an additional 200,000 shares thereunder.

DESCRIPTION OF PLAN

         The purpose of the Executive Stock Purchase Plan is to encourage eligible employees of the Company and its subsidiaries to acquire or increase a proprietary interest in the Company, thereby providing an incentive for such employees to continue their employment with, and to contribute to the success of, the Company.

         The Company has established the Senior Management Plan and the Key Employee Plan for certain of its officers and employees (the "Performance Incentive Plans"), pursuant to which participants are entitled to receive cash payments if various objectives relating to cash flow or earnings are met. See "Compensation and Stock Option Committee Report of Executive Compensation." The Executive Stock Purchase Plan provides that on February 1 of each year, the Company will grant to each participant therein an option to purchase the number of whole shares of Common Stock determined by dividing an amount equal to 50% of his or her bonus paid under the Performance Incentive Plans with respect to the most recently ended fiscal year of the Company by the option price established pursuant to the Executive Stock Purchase Plan. The option price is 85% of the fair market value, as that term is defined in the Plan, of the Common Stock on the January 31 immediately preceding the date of grant of the option or, if January 31 is not a business day, on the first business day preceding January 31.

         During the period beginning the February 1 next following the date on which the option price is fixed and ending on the 20th day of such February (except that such period has been extended to end on the fifth day of March, 1997 for bonuses paid under the Performance Incentive Plans for fiscal 1996), each participant may subscribe for all or any portion of his or her option shares by execution and delivery of a subscription agreement together with payment in full for the shares for which he or she subscribed. As soon as practicable following such subscription period, the Company will deliver a stock certificate
                                     - 20 -
evidencing the shares purchased. The Executive Stock Purchase Plan provides that each participant covenants and agrees that he or she will not sell, transfer, pledge or otherwise dispose of such shares for a period of at least six months following the date of issuance.

         The Executive Stock Purchase Plan is administered by the Compensation and Stock Option Committee (the "Committee"). The Committee consists of two or more members appointed by the Board of Directors, each of whom must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Committee are Messrs. Mazzuto (Chairman) and Goldston. The Committee has the power to interpret the Plan, and decisions of the Committee on matters relating thereto are final.

         The Executive Stock Purchase Plan may be amended or terminated by the Board of Directors of the Company at any time and in any way that will not adversely affect the rights of participants under subscription agreements already in effect pursuant to the Executive Stock Purchase Plan, except that no such amendment that requires stockholder approval under Rule 16b-3 of the Securities and Exchange Commission as it exists at the time of such amendment will be effective until such approval is received and that no such amendment may, without stockholder approval, reduce the option price.

PLAN PARTICIPATION

         Those persons eligible to participate in the Executive Stock Purchase Plan are senior management and certain other officers, key executive employees, and managerial and supervisory salaried employees who participate in the Senior Management Plan or the Key Employee Plan. There are approximately 85 officers and employees of the Company who are eligible to participate in the Executive Stock Purchase Plan. For the fiscal year 1996, Gerald A. Rubinfeld was the only executive officer to receive a bonus with which he is entitled to purchase stock under the Plan. Mr. Rubinfeld's bonus was $72,000. The fair market value, as that term is defined in the Plan, of the Common Stock as of January 31, 1997 was not determinable as of the date of printing. However, as of January 23, the fair market value was $3.1875. At that price, the maximum number of shares that Mr. Rubinfeld would be able to purchase would be 13,287. Fifty-three employees in the Company's Blends Division (including Mr. Rubinfeld), eligible to participate in the Executive Stock Purchase Plan, received bonuses in an aggregate amount of $567,550. At the price of January 23, the maximum number of shares that these employees would be able to purchase, in the aggregate, would be 104,738.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Options granted under the Executive Stock Purchase Plan do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the Plan do not qualify as performance-based compensation within the meaning of Section 162(m) of the Code, because the exercise price is less than fair market value on the date of grant. However, because of the short period of time during which such options are exercisable and in light of current compensation levels, the Board of Directors believes that it is unlikely that the benefit derived by any one participant from the exercise of such options will be of sufficient magnitude such that Section 162(m) of the Code would affect the deductibility by the Company of the resulting compensation expense.

         An optionee does not receive taxable income, and the Company does not receive a deduction, by reason of grant of an option. Generally, on the date an option is exercised, the optionee will be deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock of the Company on the exercise date exceeds the option exercise price. At that time, the Company should receive a deduction in the same amount.

PURPOSE OF AMENDMENT; EFFECT OF NONAPPROVAL

         The purpose of the amendment to the Executive Stock Purchase Plan is to authorize an additional 200,000 shares for issuance thereunder. If the stockholders do not approve the amendment to the Executive Stock Purchase Plan, the Plan will expire upon the receipt of subscriptions for the remaining 101,764 shares currently available thereunder.

VOTE REQUIRED

         Approval of the amendment Executive Stock Purchase Plan will require the affirmative vote of a majority of the shares of the Company's Common Stock, present in person or by proxy, voted at the meeting. Abstentions and broker nonvotes will be counted as votes against approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1990 EXECUTIVE STOCK PURCHASE PLAN.

                              CERTAIN TRANSACTIONS

         Mr. Schell is a partner of Schell Bray Aycock Abel & Livingston P.L.L.C., a law firm that serves as General Counsel to the Company. Mr. Hoffman is a principal of Richard C. Hoffman, P.C., a professional corporation engaged in the practice of law that provided legal services to the Company during fiscal 1996. Mr. Mazzuto has provided certain financial credit services to the Company.

                              INDEPENDENT AUDITORS

         The accounting firm of Ernst & Young LLP has been selected by the Board of Directors as independent auditors for the Company for the fiscal year ending October 31, 1997. This selection is being presented to the stockholders for their ratification at the Annual Meeting. The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as independent auditors.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                          PROPOSALS OF SECURITY HOLDERS

         A proposal of a security holder of the Company intended to be presented at the next Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before October 3, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management is not aware of any matters to be brought before the Annual Meeting other than those matters described in this Proxy Statement. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

         The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegram, by directors, officers and employees of the Company or by D. F. King & Co., Inc. of New York, New York, which will assist in the solicitation of proxies. D. F. King & Co., Inc. is being paid a fee of $6,000 for these services.

By Order of the Board of Directors
January 31, 1997

*******************************************************************************
                                    APPENDIX



                             TEXFI INDUSTRIES, INC.
PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
    The undersigned hereby appoints Richard L. Kramer and Andrew J. Parise, Jr., or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of TEXFI INDUSTRIES, INC. to be held on March 11, 1997, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as follows:

(1) ELECTION OF                FOR all nominees listed below (except as marked to the  WITHHOLD AUTHORITY to vote for all
   DIRECTORS                   contrary below) ( )                                         nominees listed below ( )
   (CLASS I)
                                          William L. Remley, Richard C. Hoffman
   ELECTION OF                 FOR the nominee listed below (except as marked          WITHHOLD AUTHORITY to vote for
   DIRECTORS                   to the contrary below) ( )                                  the nominee listed below ( )
   (CLASS II)

                                  Joel J. Karp

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------
                 (Continued, and to be signed on reverse side)
  PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(2) PROPOSAL TO RATIFY SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.
                  FOR ( )           AGAINST ( )           ABSTAIN ( )
(3) PROPOSAL TO APPROVE THE AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
                  FOR ( )           AGAINST ( )           ABSTAIN ( )
(4) PROPOSAL TO APPROVE THE 1990 EXECUTIVE STOCK PURCHASE PLAN
                  FOR ( )           AGAINST ( )           ABSTAIN ( )
(5) With discretionary authority upon such other matters as may come before the meeting.
    Your Proxy May be Rescinded at Any Time Before it is Exercised and Will be Returned to You on Request.
   IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3
    AND 4 ABOVE.
                                         PLEASE SIGN HERE AND RETURN PROMPTLY
                                         Dated                            , 1997
                                         Please sign exactly as your name
                                         appears at left. If the stock is
                                         registered in the names of two or more
                                         persons, each should sign. Executors,
                                         administrators, trustees, guardians,
                                         attorneys and corporate officers should
                                         show their full titles.